MORNINGSTAR INDUSTRIAL HOLDINGS CORP. CORPORATE UPDATE

LAS VEGAS, NEVADA - April 7, 2006 -- Morningstar Industrial Holdings Corp. (NASD
OTCBB: MSIH), a company engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits, announced today that it has signed a letter of intent with Liverpoole, Inc., a privately-owned corporation organized under the laws of Antigua, for the acquisition of all of the issued and outstanding shares of Liverpoole in exchange for 25,000,000 shares of the Company. Liverpoole has an agreement to purchase a 75% interest in various significant assets of a privately owned corporation organized under the laws of Antigua, which operates an online gaming business. Such assets include the rights to URL's, customer lists, certain software and licenses, as well as the rights to certain Internet domain names. The acquisition of Liverpoole is subject to Liverpoole completing the acquisition of the business assets on or before April 28, 2006.

In order to secure the right to enter into such agreement with Liverpoole, the Company entered into an arrangement with World Mobile Network Corp., a publicly-held corporation, pursuant to which World Mobile Network Corp. agreed to assign its exclusive right to acquire Liverpoole to the Company in exchange for 20,000,000 shares of the Company.

The Company is also pleased to announce that Michelle Dobson has agreed to act as President and Secretary and join the Board of Directors of the Company. Robert Biagioni, the Company's current President and Director, has resigned from this position effective April 6, 2006. Vicky Arnott, the Company's Secretary and Director, has also resigned from the Company. Our new President, Ms. Dobson is a native of New Zealand. She graduated from the University of Auckland with a B.A. degree, and furthered her formal education by attending the College of Business at Massey University. She is a founding partner of Richards and Dobson, a marketing consulting firm based in Auckland, New Zealand.

About the Company

The Company commenced operations as an exploration stage company. It is engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. The Company believes that the proposed acquisition will position it to become a leader in the online gaming industry by using the leading-edge gaming technologies, strategic relationships and proprietary systems it proposes to acquire.

For more information, please visit our Website at www.NewWorldEntertainment.com or call Investor Relations at 1-888-628-1949.


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Forward-Looking Statement

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

Contact:
Morningstar Industrial Holdings Corp.
Michelle Dobson
(888) 628-1949
www.newworldentertainment.com